                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   _________________________________________

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 15, 1997

                             WHIRLPOOL CORPORATION
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             (Exact name of registrant as specified in its charter)


          Delaware                    1-3932                 38-1490038
------------------------------  -------------------  --------------------------
 (State or other jurisdiction     (Commision File         (I.R.S. Employer
      of incorporation)               number)            Identification No.)



     2000 M63 North, Benton Harbor, Michigan                     49022-2692
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        (Address of principal executive officers)                (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code
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Item 5.   Other Events

     On October 15, 1997, the registrant reported third quarter earnings for 1997. The Company reported a third-quarter 1997 net loss of $218 million, or $2.90 per share, versus earnings of $21 million, or 28 cents per share, for the same period in 1996; however, on an ongoing basis, the company posted a 55 percent increase in net earnings for the quarter.

     Results for the period include a previously announced pre-tax charge of $361 million to better align the company's cost structure within the global home-appliance marketplace, which is expected to result in annual savings of about $180 million when fully implemented by year 2000. In addition, the results include a pre-tax charge of $36 million to provide a reserve for certain Whirlpool Financial Corporation aerospace assets.

     Excluding the charges, third-quarter 1997 net earnings were $62 million, or 82 cents per share. In the third quarter of 1996 net earnings were $40 million, or 53 cents per share, excluding a pre-tax charge in that quarter. Net sales for the most-recent quarter, were $2 billion, down 5 percent from the third quarter of 1996. Removing the third quarter 1997 charges, nine-month earnings were $173 million, or $2.30 per share, up 33 percent from $130 million, or $1.73 per share, through September 1996, excluding the third quarter 1996 pre-tax charge. Year-to-date net sales reached $6.1 billion, down about 5 percent from the first three quarters of 1996.


     On October 16, 1997 the registrant announced the completion of the sale of Whirlpool Financial Corporation's inventory finance business, and certain other assets, to Transamerica Distribution Finance Corporation.

Item 7.  Financial Statements and Exhibits

     Exhibit 1
     ---------

     Copy of a press release dated October 15, 1997 reporting Company earnings for the third quarter 1997.

     Exhibit 2
     ---------

     Copy of a press release dated October 16, 1997 reporting the completion of the sale of Whirlpool Financial Corporation's inventory finance business, and certain other assets, to Transamerica Distribution Finance Corporation.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       WHIRLPOOL CORPORATION
                                       Registrant



Date: October 20, 1997                 By: /s/ Daniel F. Hopp
                                          -----------------------------------
                                     Name: Daniel F. Hopp
                                    Title: Vice President, General
                                           Counsel and Secretary